Exhibit 99.1

2U Reports Results for First Quarter 2022

LANHAM, Md. — May 5, 2022 — 2U, Inc. (Nasdaq: TWOU), a leading online education platform company, today reported financial and operating results for the quarter ended March 31, 2022.

Results for First Quarter 2022 Compared to First Quarter 2021

•	Revenue increased 9% to $253.3 million

•	Degree Program Segment revenue increased 6% to $154.2 million

•	Alternative Credential Segment revenue increased 15% to $99.1 million

•	Net loss increased $80.2 million to $125.8 million, or $1.65 per share

Non-GAAP Results for First Quarter 2022 Compared to First Quarter 2021

•	Adjusted EBITDA decreased $1.5 million to $12.3 million

•	Adjusted net loss increased $9.9 million to $18.5 million, or $0.24 per share

“Today, 2U’s mission is not just about showing it’s possible to create high-quality online programs at scale, but also increasing access to high-quality education for everyone, everywhere, at every stage of life,” said Christopher “Chip” Paucek, Co-Founder and CEO of 2U. “As we transition to a platform company under the edX brand, our partnerships help make institutions sustainable and help individuals unlock the livelihoods they want now and in the future.”

Paul Lalljie, 2U’s Chief Financial Officer, added, “Our first quarter results demonstrated resilience in enrollments and revenue, as well as continued improvement in operating efficiency. Based on these results and the outlook for key business drivers, we are affirming our revenue guidance and increasing our adjusted EBITDA guidance for the full year. We remain focused on unlocking the potential of edX, continuing to invest in our degree programs, and improving the profitability of the Alternative Credential Segment.”

Discussion of First Quarter 2022 Results

Revenue for the first quarter totaled $253.3 million, a 9.0% increase from $232.5 million in the first quarter of 2021. This increase includes $10.9 million from edX, acquired in the fourth quarter of 2021. Revenue from our Degree Program Segment increased $8.3 million, or 5.7%, primarily due to an increase in full course equivalent (“FCE”) enrollments of 2,602, or 4.3% and a 1.3% increase in average revenue per FCE enrollment, from $2,431 to $2,462. Revenue from our Alternative Credential Segment increased $12.6 million, or 14.5%, primarily due the addition of edX offerings and an increase in FCE enrollments of 1,586, or 7.5%, partially offset by a 2.3% decrease in average revenue per FCE enrollment, from $4,108 to $4,012.

Costs and expenses for the first quarter totaled $364.7 million, a 35.3% increase from $269.6 million in the first quarter of 2021. This increase includes $58.8 million of non-cash impairment charges in our Alternative Credential Segment and $18.3 million of operating expense related to edX. The remaining increase was driven by higher depreciation and amortization expense, an increase in transaction, integration and litigation-related expense, and an increase in operational expense to support revenue growth.

As of March 31, 2022, the company’s cash, cash equivalents, and restricted cash totaled $233.6 million, a decrease of $16.3 million from $249.9 million as of December 31, 2021.

Business Outlook for Fiscal Year 2022

The company affirmed its revenue guidance provided on February 9, 2022 and provided updated guidance for its net loss and adjusted EBITDA, as follows:

•	Revenue to range from $1.05 billion to $1.09 billion, representing growth of 13% at the midpoint

•	Net loss to range from $260 million to $240 million

•	Adjusted EBITDA to range from $80 million to $90 million, representing growth of 28% at the midpoint

Non-GAAP Measures

To provide investors and others with additional information regarding 2U’s results, the company has disclosed the following non-GAAP financial measures: adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share. The company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. The company defines adjusted EBITDA (loss) as net income or net loss, as applicable, before net interest income (expense), other income (expense), net, taxes, depreciation and amortization expense, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, losses on debt extinguishment, and stock-based compensation expense. The company defines unlevered free cash flow as net cash provided by (used in) operating activities, less capital expenditures, payments to university clients, certain non-ordinary cash payments, and cash interest payments on debt. The company defines adjusted net income (loss) as net income or net loss, as applicable, before other income (expense), net, acquisition-related gains or losses, deferred revenue fair value adjustments, transaction costs, integration costs, restructuring-related costs, stockholder activism costs, certain litigation-related costs, consisting of fees for certain non-ordinary course litigation and other proceedings, impairment charges, losses on debt extinguishment, and stock-based compensation expense. Adjusted net income (loss) per share is calculated as adjusted net income (loss) divided by diluted weighted-average shares of common stock outstanding for periods that result in adjusted net income, and basic weighted-average shares outstanding for periods that result in an adjusted net loss. Some of the adjustments described in the definitions of adjusted EBITDA (loss), unlevered free cash flow, and adjusted net income (loss) may not be applicable in any given reporting period and they may vary from period to period.

The company’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, to understand cash that is generated by or available for operational expenses and investment in the business after capital expenditures, for internal budgeting and forecasting purposes, for short- and long-term operating plans, and to evaluate the company’s financial performance. Management believes these non-GAAP financial measures reflect the company’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in the company’s business as they exclude expenses that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating the company’s operating results and prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies.

The use of adjusted EBITDA (loss), unlevered free cash flow, adjusted net income (loss), and adjusted net income (loss) per share measures has certain limitations, as they do not reflect all items of income and expense that affect the company’s operations. The company compensates for these limitations by reconciling the non-GAAP financial measures to the most directly comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review the company’s financial information in its entirety and not rely on a single financial measure.

Conference Call Information

What:	2U’s first quarter 2022 financial results conference call
When:	Thursday, May 5, 2022
Time:	4:30 p.m. ET
Live Call:	(833) 921-1673
Conference ID #:	7559117
Webcast:	investor.2U.com

About 2U, Inc. (Nasdaq: TWOU)

For more than a decade, 2U, Inc. has been the digital transformation partner of choice to great non-profit colleges and universities delivering high-quality online education at scale. As the parent company of edX, a leading global online learning platform, 2U provides over 44 million learners with access to world-class education in partnership with more than 230 colleges, universities, and corporations. Our people and technology are powering more than 4,000 digital education offerings — from free courses to full degrees — and helping unlock human potential. To learn more: visit 2U.com.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding 2U, Inc.’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this press release, including statements regarding future results of operations and financial position of 2U, including financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. 2U has based these forward-looking statements largely on its estimates of its financial results and its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs as of the date of this press release. The company undertakes no obligation to update these statements as a result of new information or future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from the results predicted, including, but not limited to:

•	trends in the higher education market and the market for online education, and expectations for growth in those markets;

•	the acceptance, adoption and growth of online learning by colleges and universities, faculty, students, employers, accreditors and state and federal licensing bodies;

•	the impact of competition on the company’s industry and innovations by competitors;

•	the company’s ability to comply with evolving regulations and legal obligations related to data privacy, data protection and information security;

•	the company’s expectations about the potential benefits of its cloud-based software-as-a-service technology and technology-enabled services to university clients and students;

•	the company’s dependence on third parties to provide certain technological services or components used in its platform;

•	the company’s expectations about the predictability, visibility and recurring nature of its business model;

•	the company’s ability to meet the anticipated launch dates of its degree programs, executive education offerings and boot camps;

•	the company’s ability to acquire new university clients and expand its degree programs, executive education offerings and boot camps with existing university clients;

•

the company’s ability to successfully integrate the operations of its acquisitions, including the edX acquisition, to achieve the expected benefits of its acquisitions and manage, expand and grow the combined company;

•	the company’s ability to refinance its indebtedness on attractive terms, if at all, to better align with its focus on profitability;

•

the company’s ability to service its substantial indebtedness and comply with the covenants and conversion obligations contained in the indenture governing its convertible senior notes and the term loan agreement governing its term loan facility;

•	the company’s ability to generate sufficient future operating cash flows from recent acquisitions to ensure related goodwill is not impaired;

•	the company’s ability to execute its growth strategy in the international, undergraduate and non-degree alternative markets;

•	the company’s ability to continue to recruit prospective students for its offerings;

•	the company’s ability to maintain or increase student retention rates in its degree programs;

•	the company’s ability to attract, hire and retain qualified employees;

•	the company’s expectations about the scalability of its cloud-based platform;

•	potential changes in regulations applicable to the company or its university clients;

•	the company’s expectations regarding the amount of time its cash balances and other available financial resources will be sufficient to fund its operations;

•	the impact and cost of stockholder activism;

•	the impact of the significant decline in the market price of our common stock, including the impairment of goodwill and indefinite-lived assets;

•	the impact of any natural disasters or public health emergencies, such as the coronavirus disease 2019 (“COVID-19”) pandemic;

•	the company’s expectations regarding the effect of the capped call transactions and regarding actions of the option counterparties and/or their respective affiliates; and

•	other factors beyond the company’s control.

These and other potential risks and uncertainties that could cause actual results to differ from the results predicted are more fully detailed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, and other SEC filings. Moreover, 2U operates in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for 2U management to predict all risks, nor can 2U assess the impact of all factors on its business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements 2U may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Investor Relations Contact: investorinfo@2U.com

Media Contact: media@2U.com

2U, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31, 2022	December 31, 2021
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$216,620	$232,932
Restricted cash	16,977	16,977
Accounts receivable, net	77,945	67,287
Other receivables, net	29,767	29,439
Prepaid expenses and other assets	87,452	47,217

Total current assets	428,761	393,852
Other receivables, net, non-current	21,296	21,568
Property and equipment, net	49,610	48,650
Right-of-use assets	75,107	76,841
Goodwill	804,580	834,539
Intangible assets, net	624,413	665,523
Other assets, non-current	69,178	68,033

Total assets	$2,072,945	$2,109,006

Liabilities and stockholders’ equity
Current liabilities
Accounts payable and accrued expenses	$157,926	$166,458
Deferred revenue	121,217	91,926
Lease liability	12,847	13,985
Other current liabilities	100,225	61,138

Total current liabilities	392,215	333,507
Long-term debt	927,264	845,316
Deferred tax liabilities, net	1,675	1,726
Lease liability, non-current	97,802	98,666
Other liabilities, non-current	639	636

Total liabilities	1,419,595	1,279,851

Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized, none issued	—	—
Common stock, $0.001 par value, 200,000,000 shares authorized, 76,616,534 shares issued and outstanding as of March 31, 2022; 75,754,663 shares issued and outstanding as of December 31, 2021	77	76
Additional paid-in capital	1,645,456	1,735,628
Accumulated deficit	(983,601)	(890,638)
Accumulated other comprehensive loss	(8,582)	(15,911)

Total stockholders’ equity	653,350	829,155

Total liabilities and stockholders’ equity	$2,072,945	$2,109,006

2U, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(unaudited, in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021
Revenue	$253,329	$232,473
Costs and expenses
Curriculum and teaching	33,230	33,148
Servicing and support	39,624	33,184
Technology and content development	51,057	42,924
Marketing and sales	130,982	113,237
General and administrative	51,022	47,112
Impairment charges	58,782	—

Total costs and expenses	364,697	269,605

Loss from operations	(111,368)	(37,132)
Interest income	257	362
Interest expense	(13,890)	(7,881)
Other expense, net	(1,030)	(915)

Loss before income taxes	(126,031)	(45,566)
Income tax benefit	251	2

Net loss	$(125,780)	$(45,564)

Net loss per share, basic and diluted	$(1.65)	$(0.62)

Weighted-average shares of common stock outstanding, basic and diluted	76,271,855	73,676,409

Other comprehensive income (loss)
Foreign currency translation adjustments, net of tax of $0 for all periods presented	7,329	(805)

Comprehensive loss	$(118,451)	$(46,369)

2U, Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited, in thousands)

	Three Months Ended March 31,
	2022	2021
Cash flows from operating activities
Net loss	$(125,780)	$(45,564)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Non-cash interest expense	4,254	7,693
Depreciation and amortization expense	34,415	24,987
Stock-based compensation expense	24,424	24,947
Non-cash lease expense	5,750	4,291
Provision for credit losses	2,350	2,022
Impairment charges	58,782	—
Other	1,378	930
Changes in operating assets and liabilities, net of assets and liabilities acquired:
Accounts receivable, net	(12,012)	(30,698)
Other receivables, net	(1,206)	(8,602)
Prepaid expenses and other assets	(1,419)	95
Accounts payable and accrued expenses	(11,944)	(660)
Deferred revenue	29,614	32,850
Other liabilities, net	(8,672)	(4,664)

Net cash (used in) provided by operating activities	(66)	7,627
Cash flows from investing activities
Purchase of a business, net of cash acquired	4,960	—
Additions of amortizable intangible assets	(17,487)	(14,219)
Purchases of property and equipment	(1,769)	(838)

Net cash used in investing activities	(14,296)	(15,057)
Cash flows from financing activities
Proceeds from debt	33	2,908
Payments on debt	(1,903)	(176)
Tax withholding payments associated with settlement of restricted stock units	(919)	(12,613)
Proceeds from exercise of stock options	875	3,533

Net cash used in financing activities	(1,914)	(6,348)
Effect of exchange rate changes on cash	(36)	(32)

Net decrease in cash, cash equivalents and restricted cash	(16,312)	(13,810)
Cash, cash equivalents and restricted cash, beginning of period	249,909	518,866

Cash, cash equivalents and restricted cash, end of period	$233,597	$505,056

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA to net loss for each of the periods indicated.

	Three Months Ended March 31,
	2022	2021
	(in thousands, except share and per share amounts)
Net loss	$(125,780)	$(45,564)
Stock-based compensation expense	24,424	24,947
Other expense, net	1,030	915
Amortization of acquired intangible assets	17,491	10,472
Income tax benefit on amortization of acquired intangible assets	(435)	(293)
Impairment charges	58,782	—
Other*	6,027	946

Adjusted net loss	(18,461)	(8,577)

Net interest expense	13,633	7,519
Income tax expense	184	291
Depreciation and amortization expense	16,924	14,515

Adjusted EBITDA	$12,280	$13,748

Net loss per share, basic and diluted	$(1.65)	$(0.62)

Adjusted net loss per share, basic and diluted	$(0.24)	$(0.12)

Weighted-average shares of common stock outstanding, basic and diluted	76,271,855	73,676,409

*

Includes (i) transaction and integration expense of $2.4 million and $0.1 million for the three months ended March 31, 2022 and 2021, respectively, (ii) restructuring-related expense of $0.8 million and $0.5 million for the three months ended March 31, 2022 and 2021, respectively, and (iii) stockholder activism and litigation-related expense of $2.8 million and $0.4 million for the three months ended March 31, 2022 and 2021, respectively.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA (loss) to net loss by segment for each of the periods indicated.

	Degree Program Segment		Alternative Credential Segment		Consolidated
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2022	2021	2022	2021	2022	2021

	(in thousands)
Net loss	$(10,782)	$(12,562)	$(114,998)	$(33,002)	$(125,780)	$(45,564)
Adjustments:
Stock-based compensation expense	13,365	16,523	11,059	8,424	24,424	24,947
Other expense, net	552	62	478	853	1,030	915
Net interest expense (income)	13,702	7,580	(69)	(61)	13,633	7,519
Income tax expense (benefit)	(102)	75	(149)	(77)	(251)	(2)
Depreciation and amortization expense	13,893	13,507	20,522	11,480	34,415	24,987
Impairment charges	—	—	58,782	—	58,782	—
Other	5,190	703	837	243	6,027	946

Total adjustments	46,600	38,450	91,460	20,862	138,060	59,312

Total adjusted EBITDA (loss)	$35,818	$25,888	$(23,538)	$(12,140)	$12,280	$13,748

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of unlevered free cash flow to net cash (used in) provided by operating activities for each of the twelve-month periods indicated.

	Twelve Months Ended
	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021

	(in thousands)
Net cash (used in) provided by operating activities	$(25,766)	$(18,074)	$33,325	$34,054
Additions of amortizable intangible assets	(63,814)	(60,546)	(61,213)	(60,154)
Purchases of property and equipment	(10,716)	(9,788)	(6,398)	(4,715)
Payments to university clients	7,150	6,800	8,800	8,550
Non-ordinary cash payments*	23,943	22,193	11,199	15,739

Free cash flow	(69,203)	(59,415)	(14,287)	(6,526)
Cash interest payments on debt	35,082	25,537	9,046	9,075

Unlevered free cash flow	$(34,121)	$(33,878)	$(5,241)	$2,549

*	Includes transaction, integration, restructuring-related, stockholder activism, and litigation-related expense.

2U, Inc.

Reconciliation of Non-GAAP Measures

(unaudited)

The following table presents a reconciliation of adjusted EBITDA guidance to net loss guidance, at the midpoint of the ranges provided by the company, for the period indicated.

Year Ending December 31, 2022
(in millions)
Net loss	$(250.0)
Stock-based compensation expense	105.0
Other expense, net	1.0
Amortization of acquired intangible assets	65.0
Impairment charges	59.0
Other	6.0

Adjusted net loss	(14.0)

Net interest expense	55.0
Income tax benefit	(1.0)
Depreciation and amortization expense	45.0

Adjusted EBITDA	$85.0

2U, Inc.

Key Financial Performance Metrics

(unaudited)

Full Course Equivalent Enrollments

Degree Program Segment*

The following table presents the FCE enrollments and average revenue per FCE enrollment in the company’s Degree Program Segment for the last eight quarters.

	Q1 ‘22	Q4 ‘21	Q3 ‘21	Q2 ‘21	Q1 ‘21	Q4 ‘20	Q3 ‘20	Q2 ‘20
Degree Program Segment FCE enrollments	62,609	58,967	57,842	60,429	60,007	58,425	47,842	46,142
Degree Program Segment average revenue per FCE enrollment	$2,462	$2,585	$2,555	$2,420	$2,431	$2,234	$2,551	$2,507

Alternative Credential Segment**

The following table presents the FCE enrollments and average revenue per FCE enrollment in the company’s Alternative Credential Segment for the last eight quarters.

	Q1 ‘22	Q4 ‘21	Q3 ‘21	Q2 ‘21	Q1 ‘21	Q4 ‘20	Q3 ‘20	Q2 ‘20
Alternative Credential Segment FCE enrollments	22,664	21,153	20,174	23,679	21,078	22,190	23,067	20,435
Alternative Credential Segment average revenue per FCE enrollment	$4,012	$4,312	$4,193	$3,843	$4,108	$3,821	$3,426	$3,279

*	FCE enrollments and average revenue per FCE include enrollments in edX degree offerings and revenue from these offerings of $2.7 million for the three months ended March 31, 2022.
**	FCE enrollments and average revenue per FCE exclude the impact of enrollments in edX offerings and the related revenue of $8.2 million for the three months ended March 31, 2022.